Exhibit 10.4

FREIGHT TECHNOLOGIES, INC.

October 28, 2025

Fetch Compute Inc

251 Little Falls Drive

Wilmington, DE 19808

Re:	Call Option Exercise Notice

Ladies and Gentlemen:

Freight Technologies, Inc., a company limited by shares organized in the British Virgin Islands (the “Company”) hereby gives this Call Option Exercise Notice pursuant to Section 4.18 of that certain Securities Purchase Agreement, dated as of March 31, 2025, between the Company and Fetch Compute Inc (the “Agreement”). Capitalized terms used in this Call Option Exercise Notice and not otherwise defined have the meanings given to them in the Agreement.

1.	Exercise of Call Option

In accordance with Section 4.18(a) of the Agreement, the Company irrevocably elects to exercise the Call Option with respect to all, and not less than all, of the Callable Preferred Shares outstanding as of the date hereof, as detailed on Schedule 1 to this Call Notice, being:

Class	Amount (as of the date hereof)
Part One Preferred Shares Outstanding	1,335,388
Part Two Preferred Shares:
Locked Part Two Preferred Shares outstanding:	975,860
Part Two Preferred Shares to be unlocked in connection with Guaranteed Part Two Return:	-219,783
Part Two Preferred Shares Net	756,077

The total number of shares subject to this Call Option is therefore 2,091,465 Callable Preferred Shares net of the Part Two Preferred Shares to be unlocked in connection with Guaranteed Part Two Return (and 2,311,248 Callable Preferred Shares before deducting the of the Part Two Preferred Shares to be unlocked in connection with Guaranteed Part Two Return as part of the Call Payment).

2.	Call Option Effective Date

Pursuant to Section 4.18(b)(ii) and Sectio 4.18(c) of the Agreement, the Call Option Effective Date shall be November 27, 2025, being a date not fewer than thirty (30) calendar days after the Purchaser’s receipt of this notice, unless the parties otherwise agree in writing. On the Effective Date, the Part Two Preferred Shares become unlocked in connection with Guaranteed Part Two Return as part of the Call Payment.

3.	Call Payment

In accordance with Section 4.18(d)(i) of the Agreement, on the Call Option Effective Date the Company will deliver to the Purchaser the Call Payment, calculated as follows:

a.	Attributed Tokens: 11,300,000 FET Tokens

b.	Cash Component (if applicable): $0.00

c.	As part of the Call Payment, Purchaser retains 219,783 Part Two Preferred Shares unlocked in connection with Guaranteed Part Two Return.

d.	The Call Payment has been determined in accordance with Section 4.18 and related defined terms (including “Call Payment,” “Attributed Tokens,” “Part One Preferred Shares Outstanding,” “Reference Price” and “Swapped Token Factor”) and reflects the Guaranteed Part Two Return required under the Agreement. A detailed worksheet setting out this calculation is attached as Schedule 1.

4.	Settlement Mechanics

a.	Company’s Delivery. On the Call Option Effective Date the Company will:

i.	transfer (or cause to be transferred) the Attributed Tokens to the Purchaser by authorizing the Purchaser to withdraw such tokens from the Purchaser Maintained Wallet; and

ii.	wire the cash component (if any) of the Call Payment to the account designated in writing by the Purchaser.

b.	Purchaser’s Delivery. Upon receipt of the Call Payment, the Purchaser shall, in accordance with Section 4.18(d)(ii) of the Agreement, surrender and transfer to the Company all Callable Preferred Shares[1] free and clear of all Liens by delivering any certificates and/or causing the Company’s transfer agent to effect the book-entry transfer of such shares to the Company.

5.	Further Assurances

The Company and the Purchaser shall execute and deliver such further instruments and take such additional actions as may be reasonably necessary to carry out the intent of this Call Option Exercise Notice and Section 4.18 of the Agreement.

6.	This Call Option Exercise Notice is irrevocable upon delivery to the Purchaser.

1 Net of the Part Two Preferred Shares to be unlocked in connection with Guaranteed Part Two Return as part of the Call Payment

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Call Option Exercise Notice as of the date first written above.

EXECUTED for and on behalf of,

FREIGHT TECHNOLOGIES, INC. in accordance with Section 4.18 of the Agreement

By:
Name:	Javier Selgas
Title:	Chief Executive Officer

Agreed and Accepted:

Purchaser:
Fetch Compute, Inc.

By:
Name:
Title:

Schedule 1

Calculation of Call Payment

Purchased Securities Outstanding Prior to Call Notice
Part One Preferred Shares outstanding	1,335,388
Part Two Preferred Shares outstanding (as of the date of this notice)[2]	975,860
Total Purchased Securities outstanding	2,311,248

Part Two Preferred Shares Unlocked as part of the Guaranteed Part Two Return
Series A4 Preferred Shares Reference Price	$3.894
Stated value of Part One Preferred Shares	$5,200,000
Guaranteed Part Two Return (% per annum)	25%
Year fraction Part One Preferred Shares remained outstanding	0.658333333
Value of Guaranteed Part Two Return	$855,833.35
Part Two Preferred Shares unlocked as part of the Guaranteed Part Two Return	756,077

Part One Preferred Shares outstanding	1,335,388
Part Two Preferred Shares Balance[3]	756,077
Total	2,091,465

Other
Swapped Token Factor:	n/a
Number of Attributed Tokens:	11,300,000
Token Price (per FET Token)	$0.460177
Cash Component (if any): (Formula per “Call Payment” definition)	$0.00

2 Inclusive of Part Two Preferred Shares that will be unlocked as part of the Guaranteed Part Two Return.

3 Net of Part Two Preferred Shares that will be unlocked as part of the Guaranteed Part Two Return.